                                 Exhibit 10(c)

                   The Scotts Company Retirement Savings Plan

                               THE SCOTTS COMPANY

                             RETIREMENT SAVINGS PLAN

                               THE SCOTTS COMPANY
                             RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

SECTION                                                                                              PAGE
-------                                                                                              ----
1.       DEFINITIONS...............................................................................    1

2.       PARTICIPATION.............................................................................    8
         2.1.     Eligibility......................................................................    8
         2.2.     Breaks in Service................................................................    8
         2.3.     Change in Status.................................................................    8
         2.4.     Erroneous Omission or Inclusion of Employee......................................    8

3.       CONTRIBUTIONS.............................................................................    9
         3.1.     Retirement Contributions.........................................................    9
         3.2.     Section 401(k) Contributions and After-Tax Contributions.........................    9
         3.3.     Matching Contributions...........................................................    10
         3.4.     Rollover Contributions...........................................................    10
         3.5.     Transitional Contributions.......................................................    10

4.       LIMITATIONS ON ALLOCATIONS................................................................    11
         4.1.     Dollar Limit on Section 401(k) Contributions.....................................    11
         4.2.     Percentage Limit on Section 401(k) Contributions.................................    11
         4.3.     Percentage Limit on Matching Contributions and After-Tax
                  Contributions....................................................................    12
         4.4.     Timing of Contributions..........................................................    14
         4.5.     Exclusive Benefit; Refund of Contributions.......................................    14
         4.6.     Annual Additions and Limitations.................................................    15
         4.7.     Military Service.................................................................    16

5.       INVESTMENT................................................................................    16
         5.1.     Investment Directions............................................................    16
         5.2.     Investment Funds.................................................................    17
         5.3.     Investment in Employer Securities................................................    17
         5.4.     Investment Managers..............................................................    17

6.       VALUATIONS AND CREDITING..................................................................    17
         6.1.     Valuations.......................................................................    17
         6.2.     Expenses.........................................................................    18


7.       VESTING  .................................................................................    18
         7.1.     Determination of Vested Benefits.................................................    18
         7.2.     Full Vesting at Normal Retirement Age............................................    18
         7.3.     Forfeitures......................................................................    18
         7.4.     Years of Vesting Service for Regular Employees...................................    19
         7.5.     Effect of Breaks in Vesting Service..............................................    19
         7.6.     Change from Temporary to Regular Employee........................................    20
         7.7.     Change from Regular to Temporary Employee........................................    20

8.       DISTRIBUTIONS.............................................................................    20
         8.1.     Forms of Distribution............................................................    20
         8.2.     Time of Distribution.............................................................    20
         8.3.     Death Benefit....................................................................    21
         8.4.     In-Service Withdrawal after Age 59-1/2...........................................    22
         8.5.     In-Service Withdrawal from After-Tax Account.....................................    22
         8.6.     In-Service Withdrawal from Rollover Account......................................    22
         8.7.     Hardship Withdrawal..............................................................    22
         8.8.     Direct Rollover of Distribution..................................................    23
         8.9.     Merger of Affiliates' Plan.......................................................    23
         8.10.    Loans to Participants............................................................    24
         8.11.    Latest Commencement of Benefits..................................................    24
         8.12.    Post-Distribution Credits........................................................    25
         8.13.    Prevention of Escheat............................................................    25

9.       TOP-HEAVY PLAN PROVISIONS.................................................................    25
         9.1.     Minimum Benefits.................................................................    25
         9.2.     Adjustment in Benefit Limitations................................................    26

10.      CLAIMS PROCEDURES.........................................................................    26
         10.1.    Application for Benefits.........................................................    26
         10.2.    Appeal of Denial of Claim for Benefits...........................................    26
         10.3.    Effect of Administrative Committee Decision......................................    27

11.      ALLOCATION OF AUTHORITY AND RESPONSIBILITY................................................    27
         11.1.    Authority and Responsibilities of the Administrative Committee...................    27
         11.2.    Appointment and Tenure...........................................................    28
         11.3.    Meetings; Majority Rule..........................................................    28
         11.4.    Compensation.....................................................................    28
         11.5.    Indemnification..................................................................    28
         11.6.    Authority and Responsibilities of the Company....................................    29
         11.7.    Obligations of Named Fiduciaries.................................................    29


12.      AMENDMENT, TERMINATION, MERGERS, AND
                  CONSOLIDATIONS OF THE PLAN.......................................................    30
         12.1.    Amendment........................................................................    30
         12.2.    Plan Termination.................................................................    30
         12.3.    Permanent Discontinuance of Retirement Contributions.............................    31
         12.4.    Suspension of Retirement Contributions...........................................    31
         12.5.    Mergers and Consolidations of Plans..............................................    31
         12.6.    Transfers of Assets to or from this Plan.........................................    31
         12.7.    Effect of Amendment and Restatement..............................................    32

13.      PARTICIPATING EMPLOYEES...................................................................    32
         13.1.    Adoption by Affiliates...........................................................    32
         13.2.    Employee Transfers...............................................................    32
         13.3.    Discontinuance of Participation..................................................    32

14.      MISCELLANEOUS PROVISIONS..................................................................    33
         14.1.    Nonalienation of Benefits........................................................    33
         14.2.    No Contract of Employment........................................................    34
         14.3.    Title to Assets..................................................................    34
         14.4.    Effect of Admission..............................................................    34
         14.5.    Payment to Minors, Etc...........................................................    34
         14.6.    Approval of Restatement by Internal Revenue Service..............................    34
         14.7.    Other Miscellaneous..............................................................    35

SIGNATURE

APPENDIX A:       Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings
                  Plan

APPENDIX B:       Hyponex Corporation Profit Sharing Plan

APPENDIX C:       Scotts-Sierra Horticultural Products Company Salaried
                  Employees Savings and Investment Plan

                               THE SCOTTS COMPANY
                             RETIREMENT SAVINGS PLAN


         WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Profit Sharing and Savings Plan which, under this document, is renamed The Scotts Company Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan merged into the Plan effective as of December 31, 1995; and

         WHEREAS, Affiliates of the Company sponsor the Hyponex Corporation Profit Sharing Plan and the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan; and

         WHEREAS, the Hyponex Corporation Profit Sharing Plan and the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan are merged into this Plan effective as of December 31, 1997;

         NOW, THEREFORE, the Company hereby amends the Plan in its entirety and restates the Plan as of the Effective Amendment Date to provide as follows:


                                    SECTION 1
                                   DEFINITIONS

         "ACCOUNT" means the account maintained for a Participant, which shall be the entire interest of the Participant in the Trust Fund. A Participant's Account shall consist of the Participant's Retirement Account, Section 401(k) Account, After-Tax Account, Matching Account, Rollover Account, Transitional Account, Profit Sharing Account, and Hyponex Profit Sharing Account.

         "ADMINISTRATIVE COMMITTEE" means the committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company. The Administrative Committee is the administrator of the Plan within the meaning of Section 3(16) of ERISA.

         "AFFILIATE" means any entity which, with the Company, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code); (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code); (c) an affiliated service group (within the meaning of Section 414(m) of the Code); or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

         "AFTER-TAX ACCOUNT" means the portion of a Participant's Account consisting of After-Tax Contributions, as adjusted under the Plan. A Participant's after-tax account under the Hyponex Corporation Profit Sharing Plan or the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan as of December 31, 1997 shall be included in the Participant's After-Tax Account under this Plan.

         "AFTER-TAX CONTRIBUTIONS" means the amount contributed to the Plan by a Participant on an after-tax basis.

         "AGGREGATION GROUP" means (a) the Plan; (b) any plan of the Employer or any Affiliate in which a Key Employee or any of a Key Employee's beneficiaries is a participant; (c) any plan which enables any plan described in (a) or (b) to meet the requirements of Sections 401(a)(4) or 410 of the Code; (d) any plan maintained by the Employer or an Affiliate within the last five years ending on the last day of the immediately preceding Plan Year and would, but for the fact it was terminated, be part of the Aggregation Group; and (e) any plan of the Employer or any Affiliate designated by the Employer, the inclusion of which in the Aggregation Group would not cause the Aggregation Group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         "BENEFICIARY" means the beneficiary under the Plan of a deceased Participant.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BREAK IN SERVICE" means, for a Regular Employee, the period described in Section 7.4. For a Temporary Employee, "Break in Service" means the failure by an Employee to complete more than 500 Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. In the case of an absence from work which begins in any Plan Year beginning after December 31, 1984, if a Temporary Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then, for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service and Years of Vesting Service), such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee or, if the Administrative Committee is unable to determine the number of such Hours of Service, 8 Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to a Temporary Employee under this definition shall be treated as Hours of Service in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrative Committee may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

         "CODE" means the Internal Revenue Code of 1986, as now or hereafter amended, construed, interpreted and applied by regulations, rulings or cases.

         "COMPANY" means The Scotts Company, an Ohio corporation, and any successor thereto.

         "COMPANY STOCK FUND" means the Investment Fund consisting of Employer Securities and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of Employer Securities.

         "COMPENSATION" means wages for the Plan Year paid to the Participant by the Employer, as defined in Code Section 3401(a), for the purposes of income tax withholding at the source. Compensation will be determined without regard to (a) any reduction in compensation resulting from participation in a Section 401(k) cash or deferred arrangement or any arrangement pursuant to Section 125, Section 402(h), Section 403(b), Section 414(h)(2), or Section 457 of the Code; (b) taxable fringe benefits; and (c) any rules that limit remuneration included in wages based on the nature or location of employment or services performed. Notwithstanding the foregoing, Compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Code Section 401(a)(17), shall be excluded. For purposes of a Participant's first Plan Year of eligibility, only Compensation paid to such Participant after the Entry Date on which he or she begins to participate in the Plan shall be considered for purposes of determining contributions to the Plan.

         "EFFECTIVE AMENDMENT DATE" means: (a) in the case of any change in the Plan required by a change in the Code or ERISA, the date on which such change in the Plan is required to be effective; (b) in the case of any change in the Plan for which an effective date is specifically stated elsewhere in the Plan, such date; and (c) in the case of any other change in the Plan, December 31, 1997.

         "ELIGIBILITY COMPUTATION PERIOD" means (a) the initial Eligibility Computation Period of 12 consecutive months commencing on an Employee's most recent date of employment commencement; and (b) each and every full Plan Year, commencing with the Plan Year in which falls the last day of an Employee's initial Eligibility Computation Period, during which the Employee is in the service of the Employer.

         "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

         "EMPLOYEE" means any person employed by the Employer, excluding any individual: (a) employed in the Emerald Green division of the Employer; (b) who is a student intern; (c) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (d) who is a nonresident alien described in Section 410(b)(3)(C) of the Code; (e) who is a Leased Employee; (f) who provides services to the Employer as a consultant pursuant to the terms of a written agreement between the Employer and such individual; (g) who is employed by an entity other than the Employer who, pursuant to a written agreement between such employing entity and the Employer, provides services to the Employer; or (h) who provides services to the Employer and is treated, for all employment purposes, as an independent contractor by the Employer. To the extent that any regulatory authority, including, but not limited to, the Internal Revenue Service, determines that any individual described in (e) through (h) of the preceding sentence is a common law employee of the Employer, such individual shall nevertheless be excluded from the definition of the term "Employee" under this Plan.

         "EMPLOYER" means the Company and its Affiliates.

         "EMPLOYER SECURITIES" means stock or other securities of the Employer permitted to be held by the Plan under ERISA and the Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. No. 93-406), as now existing or hereafter amended, and as now or hereafter construed, interpreted and applied by regulations, rulings or cases.

         "HIGHLY-COMPENSATED EMPLOYEE" means any employee of the Employer who:
(a) was a 5% owner of the Employer during the current Plan Year or the preceding Plan Year; or (b) had Compensation from the Employer in the preceding Plan Year in excess of $80,000 (as adjusted by the Secretary of Treasury).

         "HOUR OF SERVICE" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate during the applicable computation period; (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence; and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and 8 hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties; (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

         "HYPONEX PROFIT SHARING ACCOUNT" means the portion of a Participant's Account consisting of profit sharing contributions under the Hyponex Corporation Profit Sharing Plan for periods before January 1, 1998, as adjusted under the Plan.

         "INVESTMENT FUNDS" means the funds described in Section 5.2.

         "KEY EMPLOYEE" has the meaning set forth in Section 416(i) of the Code and the regulations thereunder.

         "LEASED EMPLOYEE" means any person (other than an Employee) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person who would otherwise be considered a Leased Employee shall not be considered a Leased Employee if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the person's gross income under
Section 125, Section 402(a)(8), Section 402(h), or Section 403(b) of the Code;
(ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the Employer's Non-Highly-Compensated Employees.

         "MATCHING ACCOUNT" means the portion of a Participant's Account consisting of Matching Contributions, as adjusted under the Plan. A Participant's matching account under the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan as of December 31, 1995, or the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan as of December 31, 1997 shall be included in the Participant's Matching Account under this Plan.

         "MATCHING CONTRIBUTION" means an Employer matching contribution under
Section 3.3.

         "NON-HIGHLY-COMPENSATED EMPLOYEE" means any Employee other than a Highly-Compensated Employee.

         "NON-KEY EMPLOYEE" means any Employee other than a Key Employee.

         "PARTICIPANT" means any person who is currently eligible to make
Section 401(k) Contributions or who has a vested Account balance.

         "PLAN" means The Scotts Company Retirement Savings Plan (formerly known as The Scotts Company Profit Sharing and Savings Plan) as set forth herein and as from time to time amended. The Plan is a profit sharing and stock bonus plan.

         "PLAN YEAR" means the calendar year.

         "PROFIT SHARING ACCOUNT" means the portion of a Participant's Account consisting of discretionary Employer contributions for periods before January 1, 1998, as adjusted under the Plan.

         "REGULAR EMPLOYEE" means any Employee other than a Temporary Employee.

         "RETIREMENT ACCOUNT" means the portion of a Participant's Account consisting of Retirement Contributions, as adjusted under the Plan.

         "RETIREMENT CONTRIBUTION" means an Employer contribution under Section 3.1.

         "ROLLOVER ACCOUNT" means the portion of a Participant's Account consisting of Rollover Contributions, as adjusted under the Plan. A Participant's rollover account under the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan as of December 31, 1995, a Participant's rollover account under the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan as of December 31, 1997, or a Participant's rollover account and/or deductible contributions account under the Hyponex Corporation Profit Sharing Plan as of December 31, 1997, shall be included in the Participant's Rollover Account under this Plan.

         "ROLLOVER CONTRIBUTION" means the amount contributed by an Employee as a rollover contribution in accordance with Section 402 of the Code.

         "SECTION 401(K) CONTRIBUTION" means an Employer contribution to the Plan in an amount equal to the reduction in the Participant's Compensation pursuant to the Participant's election under the Plan.

         "SECTION 401(K) ACCOUNT" means the portion of a Participant's Account consisting of Section 401(k) Contributions, as adjusted under the Plan. A Participant's Section 401(k) account under the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan as of December 31, 1995 or the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan as of December 31, 1997 shall be included in the Participant's Section 401(k) Account under this Plan.

         "TEMPORARY EMPLOYEE" means an Employee who is classified by the Employer under its policies and practices as a temporary or seasonal employee, in that the Employer expects the Employee's employment to be of limited duration.

         "TERMINATION DATE" means the date on which an Employee quits, is discharged, retires, dies, or otherwise terminates employment. For purposes of this Plan, a Participant who has ceased to perform services for the Employer shall be deemed to incur a Termination Date on the date he or she is found by the Company to be permanently and totally disabled under The Scotts Company Long Term Disability Plan.

         "TOP-HEAVY PLAN" has the meaning set forth in Section 416 of the Code and the regulations thereunder. For purposes of determining whether the Plan is a Top-Heavy Plan, the determination date is, for the first Plan Year, the last day of the Plan Year and for each succeeding Plan Year, the last day of the preceding Plan Year.

         "TRANSITIONAL CONTRIBUTION" means an Employer contribution under
Section 3.5.

         "TRANSITIONAL ACCOUNT" means the portion of a Participant's Account consisting of Transitional Contributions, as adjusted under the Plan.

         "TRUST" means the trust created by the Trust Agreement.

         "TRUST AGREEMENT" means the Trust Agreement between the Company and the Trustee as the same presently exists and as it may from time to time hereafter be amended.

         "TRUST FUND" means all of the assets of the Plan held by the Trustee under the Trust Agreement.

         "TRUSTEE" means Fidelity Management Trust Company or any successor trustee acting as such under the Trust Agreement.

         "YEAR OF ELIGIBILITY SERVICE" means an Eligibility Computation Period in which a Temporary Employee has 1,000 or more Hours of Service.

         "YEAR OF VESTING SERVICE" means: (a) a full 365 days in a Regular Employee's period of service, as defined in Section 7.4; and (b) a Plan Year in which a Temporary Employee has 1,000 or more Hours of Service.


                                    SECTION 2
                                  PARTICIPATION

2.1.     ELIGIBILITY.

         (a) A Regular Employee shall become a Participant on the first day of the month starting after the date on which he or she begins employment as a Regular Employee.

         (b) A Temporary Employee shall be come a Participant on the January 1 or July 1 after: (i) completing one Year of Eligibility Service; and (ii) attaining age 21.

Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Administrative Committee. Participation shall cease on a Participant's Termination Date.

2.2.     BREAKS IN SERVICE.

         If a Temporary Employee had no vested Account balance attributable to Retirement Contributions before any period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service within such period equals or exceeds five, the Employee shall upon reemployment be required to satisfy the requirements for participation in the Plan as though such Employee had not previously been an Employee. If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which this Section applies, such Years of Eligibility Service shall not be taken into account in applying this Section to any subsequent Breaks in Service. If a former Participant is reemployed and his or her prior service cannot be disregarded under this Section, he or she shall become a Participant upon reemployment.

2.3.     CHANGE IN STATUS.

         If a person who has been in the employ of the Employer in a category of employment not eligible for participation in this Plan subsequently becomes an Employee by reason of a change in status to a category of employment eligible for participation, such person shall become a Participant as of the first day of the month following the date on which the change in status occurs if, on such date, such person has otherwise satisfied the requirements for participation in the Plan.

2.4.     ERRONEOUS OMISSION OR INCLUSION OF EMPLOYEE.

         If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a Retirement Contribution for the Plan Year has been made and allocated, the Employer shall make a Retirement Contribution with respect to the omitted Employee equal to the amount which the Employee would have received as an allocation had the Participant not been omitted. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person, and any earnings thereon, unless no deduction is allowable with respect to such contribution. The amount contributed with respect to the ineligible person, together with any earnings thereon, shall be applied to reduce Retirement Contributions for the Plan Year in which the discovery is made.


                                    SECTION 3
                                  CONTRIBUTIONS

3.1.     RETIREMENT CONTRIBUTIONS.

         Retirement Contributions made by the Employer for a Plan Year shall be allocated as follows:

         (a) First, each Participant shall receive an allocation equal to 2% of monthly Compensation.

         (b) Second, each Participant with year-to-date Compensation in excess of 50% of the Social Security taxable wage base shall receive an additional allocation of 2% of monthly Compensation (a combined total under (a) and (b) of 4%) for any Compensation paid after the Participant's year-to-date Compensation reaches 50% of the Social Security taxable wage base.

3.2.     SECTION 401(K) CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.

         (a) Each Participant shall be entitled to make an enrollment election (in the form or manner prescribed by the Administrative Committee) to provide for:

                  (i) a reduction of up to 15% of the Participant's regular Compensation and a corresponding Section 401(k) Contribution to the Participant's Section 401(k) Account; and

                 (ii) a deduction of up to 15% (combined with the percentage reduction for Section 401(k) Contributions) from the Participant's regular Compensation and a corresponding After-Tax Contribution to the Participant's After-Tax Account.

         (b) A Participant may enter into or modify an enrollment election, with the new election to be made in accordance with procedures established by the Administrative Committee and implemented as of the next administratively practicable pay period. The Administrative Committee may establish a reasonable charge to defray the expense of processing elections.

         (c) The Administrative Committee may establish rules whereby: (i) Participants' enrollment elections shall not apply to the sale of vacation pay and/or other irregular Compensation; and (ii) Participants may make separate elections to withhold and/or deduct up to 100% of the Compensation attributable to the sale of vacation pay or other irregular Compensation for contribution to the Plan.

3.3.     MATCHING CONTRIBUTIONS.

         The Employer shall make Matching Contributions, in cash or in Employer Securities, to the Matching Account of each Participant for whom Section 401(k) Contributions are made. The amount of such Matching Contribution will be 100% of the first 3% of Section 401(k) Contributions and 50% of the next 2% of Section 401(k) Contributions. Notwithstanding the foregoing, no Matching Contributions shall be made on account of: (a) elective profit sharing contributions for 1997, paid to the Plan in 1998; and (b) Section 401(k) Contributions attributable to the sale of vacation pay.

3.4.     ROLLOVER CONTRIBUTIONS.

         A Participant may roll over a cash distribution from a qualified plan or conduit individual retirement account to this Plan, provided that: (a) the distribution is: (i) received from a qualified plan as an Eligible Rollover Distribution; and (ii) rolled over directly from the qualified plan or within the 60 days following the date the Participant received the distribution; or (b) the distribution is: (i) received from a conduit individual retirement account which has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution" within the meaning of Section 402 of the Code as in effect prior to January 1, 1993, which was deposited in the conduit individual retirement account within 60 days of the date the Participant received the distribution, plus earnings; (ii) eligible for tax free rollover to a qualified plan; and (iii) rolled over within the 60 days following the date the Participant received the distribution. The Administrative Committee may require documentation from the distributing plan and/or the Participant's certification that the amount rolled over meets the requirements of this Section. The foregoing contributions, which shall be Rollover Contributions, shall be accounted for separately and shall be credited to a Participant's Rollover Account.

3.5.     TRANSITIONAL CONTRIBUTIONS.

         (a) The Employer shall make Transitional Contributions in 1998, 1999, 2000, 2001, and 2002 to the Transitional Accounts of Participants who meet the requirements of paragraph (b), in the amount provided in paragraph (c).

         (b) A Participant shall be eligible for Transitional Contributions if, as of December 31, 1997, he or she: (i) was accruing benefits under The Scotts Company Associates' Pension Plan or the Scotts-Sierra Horticultural Products Company Retirement Plan for Salaried Employees; (ii) had at least ten (10) years of vesting service (as determined under The Scotts Company Associates' Pension
Plan); and (iii) had at least 60 points, crediting one point for each year of age and one point for each year of vesting service (as determined under The Scotts Company Associates' Pension Plan). Eligibility for Transitional Contributions ends when a Participant terminates employment.

         (c) An eligible Participant shall receive a monthly Transitional Contribution of one and one-half percent (1.5%) of Compensation plus one-fifteenth of one percent (.15%) for each point in excess of 60 but not in excess of 90.


                                    SECTION 4
                           LIMITATIONS ON ALLOCATIONS

4.1.     DOLLAR LIMIT ON SECTION 401(K) CONTRIBUTIONS.

         A Participant's Section 401(k) Contributions for a calendar year shall not exceed $7,000 (as adjusted in accordance with Section 402(g) of the Code). If a Participant's Section 401(k) Contributions, combined with elective deferrals to other plans, exceed such limit, the Participant may assign to the Plan any portion of the excess (the "excess deferrals") by notifying the Administrative Committee in writing of such excess deferrals by March 31 of the following year. No notice is required for any excess deferrals which arise solely from Section 401(k) Contributions to this Plan and elective deferrals to other plans sponsored by the Employer. Any excess deferrals, and income allocable to such excess deferrals, shall be distributed to the Participant no later than the April 15 of the following year. For this purpose, income allocable to the excess deferrals shall be income for the year during which the excess deferrals were made.

4.2.     PERCENTAGE LIMIT ON SECTION 401(K) CONTRIBUTIONS.

         (a) The deferral percentage for eligible Highly-Compensated Employees under this Plan for Plan Years before 1999, and for any Plan Years for which the requirements of Code Section 401(k)(12) are not met, shall not exceed the greater of (i) 125% of such percentage for eligible Non-Highly-Compensated Employees for the preceding Plan Year; or (ii) the lesser of (A) 200% of such percentage for eligible Non-Highly-Compensated Employees for the preceding Plan Year; or (B) such percentage for eligible Non-Highly-Compensated Employees for the preceding Plan Year plus two percentage points. The Employer may elect to substitute the current Plan Year for the preceding Plan Year for 1997 and/or any later Plan Year, except that if the Employer so elects for a year after 1997, the election cannot be changed except as permitted by the Internal Revenue Service.

         (b) For purposes of this Section, the deferral percentage for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the
Section 401(k) Contributions paid under the Plan on behalf of each such Participant for such Plan Year to (ii) the Participant's Compensation for the period during the Plan Year that the Participant was eligible for the Plan.

         (c) If the deferral percentage for eligible Highly-Compensated Employees does not meet the requirements of this Section, the following procedure shall be used:

                  (i) Calculate the dollar amount of excess Section 401(k) Contributions for each affected Highly-Compensated Employee. This total amount (total excess Section 401(k) Contributions) should be distributed (along with earnings for the Plan Year) in accordance with steps (ii) and (iii) below.

                 (ii) The Section 401(k) Contributions of the
         Highly-Compensated Employee with the highest dollar amount of Section 401(k) Contributions are reduced by the amount required to cause that Highly-Compensated Employee's Section 401(k) Contributions to equal the dollar amount of the Section 401(k) Contributions of the Highly-Compensated Employee with the next highest dollar amount of
         Section 401(k) Contributions. This amount is then distributed to the Highly-Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess Section 401(k) Contributions, the lesser reduction amount is distributed.

                (iii) If the total amount distributed is less than the total excess Section 401(k) Contributions, step (ii) is repeated.

If these distributions are made before the close of the following Plan Year (and, if practical to avoid certain excise taxes, within 2-1/2 months after the end of the Plan Year), Section 401(k) Contributions are treated as meeting the average deferral test regardless of whether the test, if recalculated after distributions, would satisfy Code Section 401(k)(3).

4.3.     PERCENTAGE LIMIT ON MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.

         (a) The contribution percentage for eligible Highly-Compensated Employees under this Plan for the current Plan Year shall not exceed the greater of (i) 125% of such percentage for all other eligible Employees for the preceding Plan Year; or (ii) the lesser of (A) 200% of such percentage for all other eligible Employees for the preceding Plan Year; or (B) such percentage for all other eligible Employees for the preceding Plan Year plus two percentage points. The

Employer may elect to substitute the current Plan Year for the preceding Plan Year for 1997 and/or any later Plan Year, except that if the Employer so elects for a year after 1997, the election cannot be changed except as permitted by the Internal Revenue Service.

         (b) For Plan Years before 1999, and for any Plan Years for which the requirements of Code Section 401(k)(12) are not met, the contribution percentage for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the Matching Contributions and After-Tax Contributions paid under the Plan on behalf of each such Participant for such Plan Year to (ii) the Participant's Compensation for the period during the Plan Year that the Participant was eligible for the Plan.

         (c) For any Plan Year after 1998 during which the requirements of Code
Section 401(k)(12) are met, the contribution percentage for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the After-Tax Contributions paid under the Plan on behalf of each such Participant for such Plan Year to (ii) the Participant's Compensation for the period during the Plan Year that the Participant was eligible for the Plan.

         (d) If the contribution percentage for eligible Highly-Compensated Employees does not meet the requirements of this Section, the following procedure shall be used:

                  (i) Calculate the dollar amount of excess contributions for each affected Highly-Compensated Employee. This total amount (total excess contributions) should be distributed (along with earnings for the Plan Year) in accordance with steps (ii) and (iii) below.

                 (ii) The After-Tax Contributions (and if the requirements of Code Section 401(k)(12) are not met, Matching Contributions) of the Highly-Compensated Employee with the highest dollar amount of such contributions are reduced by the amount required to cause that Highly-Compensated Employee's contributions to equal the dollar amount of the contributions of the Highly-Compensated Employee with the next highest dollar amount of such contributions. This amount is then distributed to the Highly-Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions, the lesser reduction amount is distributed.

                (iii) If the total amount distributed is less than the total excess contributions, step (ii) is repeated.

If these distributions are made before the close of the following Plan Year (and, if practical to avoid certain excise taxes, within 2-1/2 months after the end of the Plan Year), After-Tax Contributions (and, if applicable, Matching Contributions) are treated as meeting the average contribution test regardless of whether the test, if recalculated after distributions, would satisfy Code Section 401(m)(3).

         (e) If the Section 401(k) Contributions, After-Tax Contributions and Matching Contributions for a Plan Year would result in the multiple use of the alternative limitation (as defined in Section 401(m) of the Code and the regulations thereunder which are hereby incorporated by reference), the Section 401(k) Contributions, After-Tax Contributions and Matching Contributions of Highly-Compensated Employees will be distributed (or, if forfeitable under the Plan, forfeited) in accordance with Section 401(m) of the Code and the regulations thereunder as directed by the Plan Administrator, so that there is no multiple use of the alternative limitation.

4.4.     TIMING OF CONTRIBUTIONS.

         All Section 401(k) Contributions and After-Tax Contributions shall be made no later than the earlier of: (a) the earliest date on which the contributions can reasonably be segregated from the Employer's general assets; or (b) the 15th business day after the month in which the contributions would otherwise have been payable to the Participant. Retirement Contributions and Matching Contributions shall be made no later than the due date (including extensions) of the income tax return of the Employer for the fiscal year of the Employer including the last day of the Plan Year for which such contribution is made. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

4.5.     EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTIONS.

         (a) All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, including the costs of maintaining and administering the Plan and Trust.

         (b) Notwithstanding any other provision of this Section, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations: (i) to the extent that a federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance; (ii) if a contribution is made, in whole or in part, by reason of a mistake of fact, there shall be returned to the Employer so much of such contribution as is attributable to the mistake of fact within one year after the payment of the contribution to which the mistake applies; and (iii) except as provided in the event of an erroneous allocation to an ineligible person, if the Plan initially fails to satisfy the qualification requirements of Section 401(a) of the Code, and if the Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one year of denial of qualification, provided the Employer filed an application for determination by the due date of the Employer's return for the taxable year in which the Plan was adopted.

         (c) Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account of any Participant in excess of 100% of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to any Participant or Beneficiary. If any such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

         (d) All refunds under this Section shall be limited in amount, circumstance, and timing by the provisions of Section 403 of ERISA, and no such refund shall be made if, solely because of such refund, the Plan would cease to be a qualified plan under Section 401(a) of the Code.

4.6.     ANNUAL ADDITIONS AND LIMITATIONS.

         (a) Notwithstanding any other provisions of this Plan, in no event shall the annual addition to a Participant's Account for any Plan Year exceed the lesser of $30,000 or 25% of such Participant's Compensation. All amounts contributed to any defined contribution plan maintained by the Employer or any Affiliate, and all amounts described in Section 415(l)(1) and Section 419A(d)(2), shall be aggregated with contributions under this Plan in computing any Employee's annual additions limitation. In no event shall the amount allocated to the Account of any Participant be greater than the maximum amount allowed under Section 415 of the Code with respect to any combination of plans without disqualification of any such plan. Any adjustment to the dollar limitation set forth in this Section shall be effective only for the Plan Years ending on or after January 1 of the year for which the adjustment is made. For purposes of this Section, the term "annual addition" shall mean the sum of Retirement Contributions, Section 401(k) Contributions, After-Tax Contributions, and Matching Contributions allocable to the Participant's Account for the Plan Year.

         (b) In the event a Participant is a participant in any other defined contribution plan and/or defined benefit plan sponsored by the Employer, and the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" would exceed 1.0 but for the operation of this Section, the "defined contribution fraction" shall be reduced so that the sum of the fractions shall not exceed 1.0. For purposes of this subsection, the "defined benefit plan fraction" is the ratio that (i) the Participant's projected annual retirement benefit as of the end of the Plan Year under the defined benefit plans bears to
(ii) the
lesser of (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year; or (B) the product of
1.4 multiplied by the maximum amount permitted under Section 415(b)(1)(B) of the Code for such Plan Year. The "defined contribution plan fraction" is the ratio of (i) the Participant's annual additions for the Plan Year to the defined contribution plans bears to (ii) the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Employer: (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year; or (B) the product of 1.4 multiplied by the maximum amount permitted under Section 415(c)(1)(B) of the Code for such year.

         (c) If the annual addition to a Participant's Account exceeds the amount permitted under this Section due to a reasonable error in estimating a Participant's Compensation or in determining the amount of Section 401(k) Contributions which may be made under the limits of Section 415 of the Code, such excess shall be disposed of as follows:

                  (i) After-Tax Contributions, if any, will be returned to the Participant to the extent necessary;

                 (ii) at the discretion of the Administrative Committee,
         Section 401(k) Contributions may be returned to the Participant;

                (iii) if the Participant is a Participant on the last day of the Plan Year, such excess shall be applied to reduce Retirement Contributions for such Participant in subsequent Plan Years, and no Retirement Contribution shall be made to such Participant's Account until such excess annual addition is eliminated;

                 (iv) if at any time while an excess annual addition is being applied or would be applied to reduce future Retirement Contributions for a Participant, such Participant ceases to be a Participant, then such excess annual addition shall be held unallocated in a suspense account for the Plan Year and shall be allocated in the next Plan Year as an Employer contribution, and no contribution which would constitute an annual addition shall be made until any such suspense account is completely allocated; and

                  (v) no suspense account maintained under this Section shall participate in allocations of gains and losses of the Investment Funds unless otherwise directed by the Administrative Committee.

4.7.     MILITARY SERVICE.

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                    SECTION 5
                                   INVESTMENT

5.1.     INVESTMENT DIRECTIONS.

         Each Participant has the right to direct that future contributions to and the existing balance in the Participant's Account be invested in one or more Investment Funds. A Participant may change his or her investment direction as of any business day (subject to restrictions under the Investment Funds) by providing instructions in such manner as may be prescribed by the Administrative Committee. The Administrative Committee may establish a minimum percentage for investment directions and/or a reasonable charge to defray the administrative expense of processing the investment directions.

5.2.     INVESTMENT FUNDS.

         One of the Investment Funds shall be the Company Stock Fund, consisting of Employer Securities and cash or cash equivalents needed to meet obligations of such fund or for the purchase of Employer Securities. The Administrative Committee shall direct the Trustee to create and maintain three or more additional Investment Funds according to investment criteria established by the Administrative Committee. The Administrative Committee shall have the right to direct the Trustee to change any of the Investment Funds, other than the Company Stock Fund.

5.3.     INVESTMENT IN EMPLOYER SECURITIES.

         One of the purposes of the Plan is to provide Participants with ownership interests in the Employer; and, to the extent practicable, all available assets of the Company Stock Fund shall be used to purchase Employer Securities, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment directions.

5.4.     INVESTMENT MANAGERS.

         The Administrative Committee may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Administrative Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Administrative Committee deems appropriate. The Administrative Committee or the Trustee, at the direction of the Administrative Committee, may enter into such agreements as the Administrative Committee deems advisable to carry out the purposes of this Section.

                                    SECTION 6
                            VALUATIONS AND CREDITING

6.1.     VALUATIONS.

         The Trust Fund shall be valued by the Trustee at fair market value on each business day. The amount to the credit of each Participant's Account shall be adjusted as of each business day as follows:

         (a) Distributions will be debited from the Participant's Account.

         (b) Earnings and losses of the Trust Fund will be allocated to the Participant's Account according to the Participant's adjusted Account, based upon the portion of the Participant's Account invested in each Investment Fund.

         (c) Contributions will be credited to the Participant's Account

6.2.     EXPENSES.

         All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund shall be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. At the option of the Administrative Committee, administrative expenses relating to the maintenance of Accounts of former Employees shall be charged against such Accounts. All other costs and expenses of administering the Plan shall be paid from the Trust Fund unless the Employer elects to pay such costs and expenses.


                                    SECTION 7
                                     VESTING

7.1.     DETERMINATION OF VESTED BENEFITS.

         (a) All amounts credited to a Participant's Section 401(k) Account, After-Tax Account, Matching Account, Rollover Account, Transitional Account, and Profit Sharing Account shall be 100% vested and nonforfeitable at all times.

         (b) All amounts credited to a Participant's Retirement Account and Hyponex Profit Sharing Account shall become vested and nonforfeitable, based upon his or her Years of Vesting Service, in accordance with the following schedule:

        Years of Vesting Service                       Vested Percentage

            Less than 3                                        0
             3 or more                                       100%

7.2.     FULL VESTING AT NORMAL RETIREMENT AGE.

         Notwithstanding any provision in this Plan to the contrary, all amounts credited to an individual's Account shall be fully vested and nonforfeitable if the individual attains age 65 prior to terminating employment.

7.3.     FORFEITURES.

         The non-vested portion of a Participant's Account will be forfeitable and may be used to reduce Employer contributions to the Plan upon or after the earlier of: (a) distribution of the terminated Participant's vested Account balance; or (b) on the first day of the month coincident with or following the date on which the terminated Participant incurs five consecutive Breaks in Service. For purposes of this Section, if the value of the Participant's vested Account balance is zero at termination of employment, the Participant shall be deemed to have received a distribution of his or her vested Account balance. In the event that a Participant who received a distribution of his or her vested Account balance returns to the employment of the Employer before he or she incurs five consecutive Breaks in Service and the Participant repays to the Plan the full amount of his or her distribution within five years after the date he or she resumes employment, the amount of the forfeiture will be restored to the Participant's Account first from forfeitures available in that year and then from additional Employer contributions, if necessary.

7.4.     YEARS OF VESTING SERVICE FOR REGULAR EMPLOYEES.

         For Regular Employees:

         (a) "Year of Vesting Service" means a full 365 days in a Regular Employee's period of service.

         (b) "Break in Service" means, for a Regular Employee, each 12 consecutive months in the period: (i) commencing on an Employee's severance from service date; and (ii) ending on the date the Employee is again credited with an Hour of Service for the performance of duties for an Affiliate. If an Employee is absent from work for any period by reason of a pregnancy, the birth or placement for adoption of a child, or caring for a child for a period immediately following the birth or placement, and the absence continues beyond the first anniversary of the absence, the Employee's Break in Service will commence no earlier than the second anniversary of the absence. The period between the first and second anniversaries of the first date of the absence is not part of either a period of service or a Break in Service. The Administrative Committee may require the

Employee to certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

         (c) For purposes of this Section, "period of service" means the period:
(i) commencing on the date an Employee is first credited with an Hour of Service for the performance of duties for an Affiliate; and (ii) ending on the Employee's severance from service date. A period of service will include any period after an Employee's severance from service date if within 12 months of the Employee's severance from service date, the Employee has an Hour of Service for an Affiliate.

         (d) For purposes of this Section, "severance from service date" is the earlier of: (i) the date on which an Employee quits, is discharged, retires or dies; or (ii) the first anniversary of the first date of any other absence.

7.5.     EFFECT OF BREAKS IN VESTING SERVICE.

         If an Employee had no vested Account balance attributable to Retirement Contributions before any period of consecutive Break in Service (and the number of consecutive Breaks in Service exceed five), Years of Vesting Service before such break will not be taken into account. If an Employee's Years of Vesting Service may not be disregarded pursuant to this Section, such Years of Vesting Service shall be taken into account.

7.6.     CHANGE FROM TEMPORARY TO REGULAR EMPLOYEE.

         If a Temporary Employee becomes a Regular Employee, the Employee shall receive credit for a period of service consisting of: (a) the number of Years of Vesting Service credited to the Employee before the computation period during which the change occurs; and (b) the greater of (i) the period of service that would be credited to the Employee under the elapsed time method for his or her service during the entire computation period in which the change occurs, or (ii) the service taken into account under as a Temporary Employee as of the date of the change.

7.7.     CHANGE FROM REGULAR TO TEMPORARY EMPLOYEE.

         If a Regular Employees becomes a Temporary Employee, the Employee shall receive credit for: (a) the number of Years of Vesting Service credited to the Employee as of the date of the change; and (b) 45 Hours of Service for each week in a partial Year of Vesting Service credited to the Employee as of the date of the change.

                                    SECTION 8
                                  DISTRIBUTIONS

8.1.     FORMS OF DISTRIBUTION.

         A Participant or Beneficiary shall receive any benefit to which he or she is entitled in the form of a lump sum or installments over a period of less than ten (10) years. A lump sum distribution shall consist of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund: (a) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares; or (b) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash.

8.2.     TIME OF DISTRIBUTION.

         A Participant who has incurred a Termination Date shall receive a distribution of his or her vested Account balance:

         (a) if the Participant's benefit is $5,000 or less (as of the current or any earlier distribution), as soon as administratively practicable after the Participant's Termination Date; or

         (b) if the Participant's benefit is more than $5,000 (as of the current or any earlier distribution) and the Participant elects to receive a distribution, as soon as administratively practicable after the Participant's election to receive a distribution; or

         (c) if the Participant's benefit is more than $5,000 (as of the current or any earlier distribution) and the Participant does not elect an earlier distribution, as soon as administratively practicable after the later of the Participant's Termination Date or the date the Participant attains age 65.

The amount of the retirement benefit shall be equal to the vested balance of the Participant's Account determined as of the business day that the Trustee processes the distribution.

8.3.     DEATH BENEFIT.

         (a) If the distribution of the Participant's vested Account balance has begun and the Participant dies before his or her entire interest has been distributed to him or her, the remaining portion of the Participant's vested Account balance will be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death. If a Participant dies before a distribution of his or her vested Account balance begins, the Participant's Beneficiary shall receive a distribution of the Participant's vested Account balance as soon as administratively practicable following the Participant's death. The amount of the death benefit shall be equal to the vested balance of the Participant's Account determined as of the business day that the Trustee processes the distribution.

         (b) A married Participant may, with the consent of his or her spouse, designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent shall be on a form supplied by the Administrative Committee, which form shall describe the effect of the designation on the Participant's spouse, and shall be signed by the Participant and the Participant's spouse. The spouse's signature shall be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, a Beneficiary designation made by a married Participant who has no Hours of Service and no paid leave of absence on or after August 23, 1984, shall be effective without the consent of such Participant's spouse. An unmarried Participant or a married Participant whose spouse has abandoned him or her or cannot be located may designate a Beneficiary or Beneficiaries without the consent of any other person, after having first established to the satisfaction of the Administrative Committee either that he or she has no spouse or that his or her spouse cannot be located. All records of Beneficiary designations shall be maintained by the Administrative Committee.

         (c) In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable under the provisions of this Section, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries: (i) if the Participant is survived by a spouse, the death benefit shall be payable to the Participant's surviving spouse who shall be deemed to be the Participant's designated Beneficiary for all purposes under this Plan; or (ii) if the Participant is not survived by a spouse, the death benefit shall be payable to the Participant's estate.

8.4.     IN-SERVICE WITHDRAWAL AFTER AGE 59-1/2.

         Any Participant who is 100% vested in his or her Retirement Account and has attained age 59-1/2 may withdraw from the Trust all or any portion of his or her Section 401(k) Account, Profit Sharing Account, Hyponex Profit Sharing Account, Matching Account, and Retirement Account. The Administrative Committee may establish a reasonable charge to defray the expense of processing such withdrawals.

8.5.     IN-SERVICE WITHDRAWAL FROM AFTER-TAX ACCOUNT.

         Any Participant may withdraw from the Trust all or any portion of his or her After-Tax Account. The Administrative Committee may establish a reasonable charge to defray the expense of processing such withdrawals.

8.6.     IN-SERVICE WITHDRAWAL FROM ROLLOVER ACCOUNT.

         Any Participant may withdraw from the Trust all or any portion of his or her Rollover Account. The Administrative Committee may establish a reasonable charge to defray the expense of processing such withdrawals.

8.7.     HARDSHIP WITHDRAWAL.

         (a) If a Participant has an immediate and heavy financial need and has taken all non-hardship withdrawals currently available under the Plan and any other plans maintained by the Employer or an Affiliate, he or she may make a hardship withdrawal from his or her Section 401(k) Contributions. The amount of the hardship withdrawal shall be the lesser of the Participant's Section 401(k) Contributions or the amount necessary to satisfy the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship withdrawal). Hardship withdrawals of other amounts shall not be allowed.

         (b) An amount shall not be treated as necessary to satisfy the immediate and heavy financial need if the need can be reasonably relieved by:
(i) reimbursement or compensation from insurance or otherwise; (ii) reasonable liquidation of the Participant's assets; to the extent such liquidation would not itself cause an immediate and heavy financial need; (iii) cessation of
Section 401(k) Contributions and After-Tax Contributions; (iv) other withdrawals from the Plan or any other plan; (v) loans from the Plan or any other plans; or
(vi) loans from commercial sources on reasonable terms. A need cannot reasonably be relieved by one of the listed actions if the effect would be to increase the amount of the need. The Administrative Committee shall be entitled to rely on the Participant's certification of the foregoing except that the Administrative Committee may require further documentation as to the amount necessary to satisfy the immediate and heavy financial need, or deny the hardship withdrawal, if under the circumstances the Administrative Committee's reliance on the certification is not reasonable.

         (c) For purposes of this Plan, an immediate and heavy financial need is the need for money for:

                  (i) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's spouse or dependents;

                 (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                (iii) the payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant or the Participant's spouse, children, or dependents;

                 (iv) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

                  (v) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

         (d) A Participant who has made a hardship withdrawal shall not be eligible to make any Section 401(k) Contributions or any After-Tax Contributions for the 12 months after the hardship withdrawal.

8.8.     DIRECT ROLLOVER OF DISTRIBUTION.

         A Participant or Beneficiary who is the Participant's surviving or former spouse may direct that all or part of an Eligible Rollover Distribution be paid directly to an Eligible Retirement Plan specified by the Participant or Beneficiary.

8.9.     MERGER OF AFFILIATES' PLANS.

         A person whose account balance under an Affiliate's plan is transferred to this Plan shall have additional distribution options with respect to the portion of his or her Account attributable to participation in the Affiliate's plan, as follows:

         (a) Appendix A: Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan;

         (b) Appendix B: Hyponex Corporation Profit Sharing Plan; and

         (c) Appendix C: Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan.

8.10.    LOANS TO PARTICIPANTS.

         (a) A Participant may borrow from his or her Account, subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee.

         (b) A Participant shall be permitted to borrow no more than the lesser of: (i) $50,000 reduced by the excess (if any) of (A) the highest outstanding balance of Plan loans during the previous 12 months over (B) the current outstanding balance of Plan loans; or (ii) 50% of the value of the Participant's vested Account.

         (c) Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness and available security. Any amount withdrawn by or payable to a Participant from his or her Account while a loan is outstanding shall be immediately applied to reduce such loan.

         (d) All loans to Participants made by the Trustee shall be secured by the pledge of the Participant's Account.

         (e) Interest shall be charged at an interest rate which the Administrative Committee finds to be reasonable on the date of the loan.

         (f) Loans shall be for a term of up to five years, with substantially level amortization (with payments not less frequently than quarterly) over the term of the loan.

         (g) If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to such Participant or the Participant's Beneficiary. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

         (h) Any loan made to a Participant shall be: (i) treated as an investment of the Participant's Account with interest payments credited and expenses deducted from the Participant's Account; and (ii) excluded from the Participant's Account for purposes of implementing the Participant's investment directions and allocation of the investment results of the Investment Funds.

8.11.    LATEST COMMENCEMENT OF BENEFITS.

         Payment of benefits shall commence in accordance with this Section; provided, however, the payment of benefits to a Participant who is a 5% owner of the Employer shall commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Unless a Participant elects otherwise, the payment of benefits shall begin no later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains age 65; (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant terminates service with the Employer.

8.12.    POST-DISTRIBUTION CREDITS.

         If, after the distribution of retirement or death benefits under this Plan, there remains in a Participant's Account any funds, or any funds shall be subsequently credited thereto, such funds shall be distributed to the Participant or his or her Beneficiary as promptly as practicable.

8.13.    PREVENTION OF ESCHEAT.

         If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrative Committee may place the amount of the payment in a segregated account. If a segregated account is an interest bearing account, the interest, which may be net of expenses, shall be credited to the segregated account. If a segregated account holds Employer Securities, any dividends may be treated as earnings of the Trust Fund or of the segregated account, at the option of the Administrative Committee. After two years from the date such payment is due, the Administrative Committee may mail a notice of the payment to the last known address of such person as shown on the records of the Plan, the Employer, and all Affiliates. If such person has not made claim for the payment within three months after the date of the mailing of the notice or if the notice is returned as undeliverable, then the payment and all remaining payments which would otherwise be due to such person shall be canceled and the amount thereof shall be applied to reduce Retirement Contributions. If any person subsequently has a claim allowed for such benefits, such person shall be treated as an omitted eligible Employee.


                                    SECTION 9
                            TOP-HEAVY PLAN PROVISIONS

9.1.     MINIMUM BENEFITS.

         For any Plan Year that this Plan is a Top-Heavy Plan, the Employer shall contribute, for and on behalf of each Non-Key Employee who is a Participant on the last day of the Plan Year, an amount which is not less than the lesser of (a) 3% of such Participant's Compensation; or (b) such Participant's Compensation multiplied by a fraction, determined with respect to the Key Employee for whom the fraction is greatest, the numerator of which is the contributions (including Section 401(k) Contributions) allocated to such Key Employee's Account for the Plan Year and the denominator of which is the Key Employee's Compensation for the Plan Year. In determining the minimum benefit, all contributions (excluding Section 401(k) Contributions) for any Participant to any plan included in the Aggregation Group shall be taken into account. If a Participant participates in this Plan and a defined benefit plan in the Aggregation Group, the Participant shall receive minimum benefits under such defined benefit plan.

9.2.     ADJUSTMENT IN BENEFIT LIMITATIONS.

         In applying the limits of Section 415 of the Code where a Participant participates in one or more defined benefit plans and one or more defined contribution plans of the Employer, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25," unless (a) the sum of the Account balances and the present value of the accrued benefits of Key Employees do not exceed 90% of the Account balances and the present value of the accrued benefits of all Participants and their Beneficiaries, as determined under Section 416(h) of the Code; and (b) the Employer elects to have the minimum benefit under Section 416 of the Code applied by substituting "4%" for "3%" therein.

                                   SECTION 10
                                CLAIMS PROCEDURES

10.1.    APPLICATION FOR BENEFITS.

         Each Participant or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrative Committee an application for benefits on a form supplied by the Administrative Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrative Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, death), and location of residence shall be required of all applicants for benefits.

10.2.    APPEAL OF DENIAL OF CLAIM FOR BENEFITS.

         In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrative Committee within 90 days after the Administrative Committee receives the claim. The notice advising of the denial shall specify the reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. If a claimant wishes to appeal the denial of the claim, the claimant shall submit a written appeal to the Administrative Committee within 60 days after the Administrative Committee notifies the claimant of the denial. The appeal shall set forth all of the facts upon which the appeal is based. Appeals which are not timely filed shall be barred. The Administrative Committee shall consider the merits of the claimant's appeal, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrative Committee deems relevant. A decision shall be made promptly and not later than 60 days after the receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

10.3.    EFFECT OF ADMINISTRATIVE COMMITTEE DECISION.

         The Administrative Committee shall have wide discretion in rendering decisions on claims and appeals. Any decision or action of the Administrative Committee on appeal shall be final and binding on all persons absent fraud or arbitrary abuse of the wide discretion granted to the Administrative Committee. No appeal or contest of any decision or action may be brought other than after following the procedures for claims and appeals as set forth herein by a legal proceeding in a court of competent jurisdiction brought within one year after such decision or action.

                                   SECTION 11
                   ALLOCATION OF AUTHORITY AND RESPONSIBILITY

11.1.    AUTHORITY AND RESPONSIBILITIES OF THE ADMINISTRATIVE COMMITTEE.

         (a) If the Board of Directors delegates discretionary authority with respect to Plan amendments to the Administrative Committee, the Administrative Committee may consider and approve amendments to the Plan.

         (b) The Administrative Committee shall supervise the maintenance of such accounts and records as shall be necessary or desirable to show the contributions of the Employer, allocation to Participants' Accounts, payments from Participants' Accounts, valuations of the Trust Fund, and all other transactions pertinent to the Plan. The Administrative Committee is authorized to perform, in its discretion, all functions necessary to administer the Plan, including, without limitation, to determine the eligibility and qualification of Employees for benefits under the Plan; to determine the allocation and vesting of contributions, earnings, and profits of the Plan; to interpret and construe the terms of the Plan; to adopt rules, regulations, and procedures consistent therewith, and to decide all disputes with respect to the rights and obligations of Participants in the Plan. The Administrative Committee may employ one or more persons to render advice with regard to any responsibility it has under the Plan and may designate others to carry out any of its responsibilities. The Administrative Committee may appoint Employees to perform ministerial acts with respect to the administration of the Plan in their capacity as Employees of the Company.

         (c) The construction and interpretation of the Plan provisions are vested with the Administrative Committee, in its absolute discretion, including, without limitation, the determination of benefits, eligibility and interpretation of Plan provisions. The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination. All such decisions, determinations, and interpretations shall be final, conclusive, and binding upon all parties having an interest in the Plan.

         (d) The Administrative Committee shall appoint the Trustee, provide direction to the Trustee (including direction of investment of all or part of the Trust Fund and the establishment of investment criteria and Investment Funds), monitor the performance of the Trustee, and terminate the appointment of the Trustee. The Administrative Committee may appoint investment advisors and investment managers, to monitor their performances, and terminate such appointments.

11.2.    APPOINTMENT AND TENURE.

         The Administrative Committee shall consist of a committee of one or more members who shall serve at the pleasure of the Board of Directors. A committee member may be dismissed at any time, with or without cause, upon notice from the Board of Directors. A committee member may resign by delivering his or her written resignation to the Board of Directors. Vacancies arising by the death, resignation, or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act and, in any event, until the Board of Directors so acts, the remaining members of a committee may appoint an interim member to fill any vacancy occurring on the committee. If no person has been appointed to the Administrative Committee, or if no person remains on the committee, the Company shall be deemed to be the Administrative Committee.

11.3.    MEETINGS; MAJORITY RULE.

         Any and all acts of the Administrative Committee taken at a meeting shall be by a majority of all members of the committee. The committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum). The committee may also act by majority consent in writing without the formality of convening a meeting. The committee shall elect one of its members to serve as chairman. The chairman shall preside at all meetings of the committee or shall delegate such responsibility to another committee member.

11.4.    COMPENSATION.

         The Administrative Committee shall serve without compensation for services as such, but all expenses of such persons shall be paid or reimbursed by the Employer and, if not so paid or reimbursed, shall be paid from the Trust Fund.

11.5.    INDEMNIFICATION.

         Each member of the Administrative Committee and Employees carrying out the duties of the Administrative Committee shall be indemnified by the Employer against costs, expenses, and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by the person in connection with any action to which the person may be a party by reason of his or her service as a member of the committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses, and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled under the bylaws of the Company. Service on the Administrative Committee shall be deemed in partial fulfillment of the person's function as an Employee, officer, and/or director of the Employer, if the person serves in such capacity as well.

11.6.    AUTHORITY AND RESPONSIBILITIES OF THE COMPANY.

         The Company, as Plan sponsor, shall have the following (and only the following) authority and responsibilities: (a) to appoint the Administrative Committee and to monitor its performance; (b) to communicate such information to the Administrative Committee and the Trustee as each needs for the proper performance of its duties; (c) to provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries; and (d) to perform such duties as are imposed by law or by regulation and to serve as Administrative Committee in the absence of an appointed committee. Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (i) the Board of Directors; or (ii) any committee (including the Administrative Committee) to which the Board of Directors delegates discretionary authority with respect to the Plan.

11.7.    OBLIGATIONS OF NAMED FIDUCIARIES.

         The Administrative Committee and the Trustee are named fiduciaries within the meaning of Section 402(a) of ERISA. A named fiduciary shall have only those particular powers, duties, responsibilities, and obligations specifically given to it under this Plan or the Trust Agreement. No named fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. Notwithstanding the foregoing, named fiduciaries may perform in more than one fiduciary capacity if so appointed and may reallocate duties between themselves by mutual agreement. A named fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including named fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of such named fiduciary's authority or responsibility.


                                   SECTION 12
               AMENDMENT, TERMINATION, MERGERS, AND CONSOLIDATIONS
                                   OF THE PLAN

12.1.    AMENDMENT.

         The Company (by its Board of Directors, an executive committee of its Board of Directors, or other committee to which the Board of Directors delegates discretionary authority with respect to the Plan) may amend the provisions of this Plan at any time and from time to time; provided, however, that:

         (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party.

         (b) No amendment shall deprive any Participant or Beneficiary of a deceased Participant of any of the benefits to which such person is entitled under the Plan with respect to contributions previously made or decrease the balance in any Participant's Account, except as permitted by Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA.

         (c) No amendment changing the vesting schedule shall decrease the vested percentage of any Participant.

         (d) No amendment shall eliminate an optional form of benefit in violation of Section 411(d)(6).

         (e) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Employees and Beneficiaries, except as may be specifically authorized by statute or regulation.

         (f) Any amendment necessary to maintain the qualification of the Plan under Section 401(a) of the Code may be made without the further approval of the Board of Directors or any committee if signed by an officer of the Company.

12.2.    PLAN TERMINATION.

         The Company reserves the right to terminate the Plan in whole or in part. Plan termination shall be effective as of the date specified by resolution of the Board of Directors. The Company shall instruct the Trustee to either (a) continue to manage and administer the assets of the Trust for the benefit of Participants and Beneficiaries under the terms and provisions of the Trust Agreement; or (b) pay over to each Participant the value of his or her interest, and thereupon dissolve the Trust.

12.3.    PERMANENT DISCONTINUANCE OF RETIREMENT CONTRIBUTIONS.

         While it is the Company's intention to make substantial and recurring contributions to the Trust Fund under the provisions of the Plan, the right is, nevertheless, reserved to permanently discontinue Retirement Contributions at any time. Such permanent discontinuance shall have the effect of a termination of the Plan, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund. Failure to make a contribution solely because of a lack of net income shall not be deemed to be a permanent discontinuance of Retirement Contributions.

12.4.    SUSPENSION OF RETIREMENT CONTRIBUTIONS.

         The Company shall have the right, at any time and from time to time, to suspend Retirement Contributions to the Trust Fund under the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

         (a) If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

         (b) If a temporary suspension becomes a permanent discontinuance or a Plan termination, the discontinuance or termination shall be deemed to have occurred on the earlier of: (i) the date specified by resolution of the Board of Directors; or (ii) the last day of the Plan Year next following the first Plan Year during the period of suspension in which there occurred a failure of the Employer to make contributions in a year in which there was net income out of which such contributions could have been made.

12.5.    MERGERS AND CONSOLIDATIONS OF PLANS.

         In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, etc., in this Plan (had this Plan been terminated at that time).

12.6. TRANSFERS OF ASSETS TO OR FROM THIS PLAN.

         A transfer of all or any portion of the assets or liabilities of the Plan to any other plan, or the transfer of all or any portion of the assets or liabilities of another plan to this Plan, shall be in accordance with directions of the Company.

12.7.    EFFECT OF AMENDMENT AND RESTATEMENT.

         Notwithstanding anything herein to the contrary, the identities, Account balances, Hours of Service, Years of Eligibility Service, and Years of Vesting Service of Participants and Employees as of the Effective Amendment Date, and the rights of persons terminating their employment with the Employer and all Affiliates prior to the Effective Amendment Date, shall be determined under the Plan as in effect prior to the Effective Amendment Date.


                                   SECTION 13
                             PARTICIPATING EMPLOYERS

13.1.    ADOPTION BY AFFILIATES.

         With the consent of the Company, any Affiliate may adopt the Plan as a participating Employer. Each participating Employer shall be required to use the same Trustee and Trust Agreement as provided in this Plan; and the Trustee shall commingle, hold, and invest as one Trust Fund all contributions made by participating Employers, as well as all increments thereof. With respect to all relations with the Trustee and the Administrative Committee, each participating Employer shall be deemed to have irrevocably designated the Company as its agent. The Company shall have authority to make any and all necessary rules or regulations binding upon all participating Employers and all Participants to effectuate the purposes of the Plan.

13.2.    EMPLOYEE TRANSFERS.

         If an Employee is transferred between Employers, the Employee involved shall carry with him or her the Employee's accumulated service and eligibility, no such transfer shall effect a termination of employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred.

13.3.    DISCONTINUANCE OF PARTICIPATION.

         Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall retain assets for the Employees of the participating Employer under the Plan.

                                   SECTION 14
                            MISCELLANEOUS PROVISIONS

14.1.    NONALIENATION OF BENEFITS.

         (a) None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided. Notwithstanding the foregoing, assignments permitted under the Code shall be permitted under the Plan, including (i) assignments pursuant to a qualified domestic relations order; and (ii) any loans made by the Trustee to a Participant that are secured by a pledge of the borrower's Account, which shall give the Trustee a first lien on such interest to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection.

         (b) If a domestic relations order is received by the Administrative Committee, the Administrative Committee shall make a determination as to whether the domestic relations order is a qualified domestic relations order as defined in Section 414(p) of the Code, treating the domestic relations order as a claim for benefits under the Plan and all alternate payees and the Participant as claimants. Within 30 days after the Administrative Committee's receipt of the domestic relations order and at least 30 days prior to its determination, the Administrative Committee shall notify the Participant and any alternate payees, other than the one who is the subject of the domestic relations order, of the receipt of the domestic relations order and the procedures that the Administrative Committee will follow in determining the qualified status of the domestic relations order. During any period in which the issue of whether the domestic relations order is a qualified domestic relations order is pending, the Administrative Committee shall segregate in a separate account under the Plan the amounts which would have been payable to the alternate payee during such period if the domestic relations order had been determined to be a qualified domestic relations order. If, within 18 months, it is finally determined that the domestic relations order is a qualified domestic relations order, the Administrative Committee shall direct the Trustee to pay the segregated amount to the person entitled thereto. If, within 18 months, it is finally determined that the domestic relations order is not a qualified domestic relations order, or the issue has not yet been resolved, the Administrative Committee shall direct the Trustee to pay the segregated amount without regard to the terms of the domestic relations order. Any determination that a domestic relations order is a qualified domestic relations order which is made after the close of the 18-month period shall be applied prospectively only.

         (c) The Trustee may make a lump sum distribution to an alternate payee pursuant to a qualified domestic relations order as soon as administratively practical after the earlier of the date a Participant attains age 50 or the date a Participant terminates employment. The Trustee may make a lump sum distribution pursuant to a qualified domestic relations order before such date provided no more than one distribution is made to each alternate payee.

14.2.    NO CONTRACT OF EMPLOYMENT.

         Neither the establishment of the Plan nor any modification thereof nor the creation of any fund, trust, or Account nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

14.3.    TITLE TO ASSETS.

         No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

14.4.    EFFECT OF ADMISSION.

         By becoming a Participant, each Employee shall be conclusively deemed to have assented to the provisions of the Plan and the corresponding Trust Agreement and to all amendments to such instruments.

14.5.    PAYMENTS TO MINORS, ETC.

         Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing, or reasonably appearing to provide, for the care of such person; and such payment shall fully discharge the Trustee, the Administrative Committee, the Employer, and all other parties with respect thereto.

14.6.    APPROVAL OF RESTATEMENT BY INTERNAL REVENUE SERVICE.

         Notwithstanding anything herein to the contrary, if the Commissioner of the Internal Revenue Service or his delegate should determine that the Plan, as amended and restated, does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

14.7.    OTHER MISCELLANEOUS.

         If any provision of this Plan is held invalid or unenforceable, such holding will not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions were not included. The Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future. The headings and captions herein are provided for convenience only, shall not be considered a part of the Plan, and shall not be employed in the construction of the Plan. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice versa. The Plan shall be construed and enforced according to the laws of the State of Ohio to the extent not preempted by federal law, which shall otherwise control.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the 31st day of December, 1997.


                                THE SCOTTS COMPANY



                                By: /s/ Rosemary Smith
                                   ----------------------
                                Print Name:Rosemary Smith

                                Title:Vice President, Human Resources

                                   APPENDIX A
        STERN'S MIRACLE-GRO PRODUCTS, INC. EMPLOYEES 401(K) SAVINGS PLAN


I.       MERGER

         Effective as of December 31, 1995, the Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan (the "Miracle-Gro 401(k) Plan") is merged into this Plan. On and after such date:

         (a) Assets and liabilities of the Miracle-Gro 401(k) Plan shall be transferred to this Plan.

         (b) Each person with an account balance under the Miracle-Gro 401(k) Plan shall have an Account under this Plan.

         (c) Each participant in the Miracle-Gro 401(k) Plan who is employed on December 31, 1995 shall become a Participant in this Plan on December 31, 1995. Such persons are referred to herein as "Miracle-Gro Transferees."

Notwithstanding, assets may continue to be invested under the terms of the Miracle-Gro 401(k) Plan until it is administratively practicable to transfer assets to the Investment Funds.

II.      ELIGIBILITY AND VESTING

         All years of service under the Miracle-Gro 401(k) Plan shall count as Years of Eligibility Service under this Plan. The Account balance of a Miracle-Gro Transferee shall be fully vested and nonforfeitable. However, the vesting of a participant in the Miracle-Gro 401(k) Plan who terminated employment before December 31, 1995 shall be governed by the terms of the Miracle-Gro 401(k) Plan as in effect when he or she terminated employment.

III.     ADDITIONAL FORMS OF DISTRIBUTION

         Notwithstanding anything in the Plan to the contrary, a Participant may elect to have the portion of his or her Account which is attributable to participation in the Miracle-Gro 401(k) Plan distributed in any of the following forms:

         (a) a lump sum, which shall be the normal form of benefit as provided above;

         (b) periodic installments over a period of time to be elected by the Participant;

         (c) an annuity for the life of the Participant;

         (d) an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Beneficiary which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his Beneficiary;

         (e) any other annuity form of payment provided by an insurance company through the purchase of an annuity contract.

IV.      SPOUSE'S RIGHTS IF ANNUITY ELECTED

         (a) In the event that a married Participant elects any optional method of payment which provides an annuity and the Participant's benefit exceeds $3,500 (or exceeded $3,500 as of the date of a prior distribution), the benefit of such married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity, unless the spouse of the Participant consents, pursuant to a Qualified Election, to another method of payment.

         (b) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Participant's spouse consents in writing to the election; (b) the spouse's consent acknowledges the effect of the election; (c) the spouse's consent is witnessed by a Plan representative or notary public; (d) the notice is given no more than 90 days before the Annuity Starting Date; and
(e) the notice is given no less than 30 days (or, effective January 1, 1997, no less than seven days) before the Annuity Starting Date. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without consent of the spouse (or the spouse expressly permits designations by the Participant without any further consent of the spouse). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Appendix.

         (c) Notwithstanding any other provisions in the Plan for the payment of death benefits, if a married Participant elects a distribution in the form of annuity and dies before the annuity becomes payable, the portion of the Participant's Account which is attributable to participation in the Miracle-Gro 401(k) Plan shall be used to purchase an annuity for the life of the Participant's surviving spouse.

         (d) "Qualified Joint and Survivor Annuity" means an immediate annuity, purchased with the Participant's Account balance, for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

V.       MAXIMUM PAYMENT PERIOD

         If a Participant's Account is to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

         (a) the life of the Participant;

         (b) the life of the Participant and a designated Beneficiary;

         (c) a period certain not extending beyond the life expectancy of the Participant; or

         (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

VI.      DISTRIBUTIONS AFTER DEATH

         If the distribution of the Participant's interest has begun and the Participant dies before his or her entire interest has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         Subject to the succeeding paragraph, if the Participant dies before his or her distribution has begun, the Participant's entire interest shall be distributed within five years of his or her death unless: (a) a portion of his or her interest is payable to or on behalf of a designated Beneficiary; (b) such portion will be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; and (c) such distribution begins not later than one year after the date of the Participant's death (or such date as prescribed by the Secretary of Treasury).

         Notwithstanding the preceding paragraph, if the designated Beneficiary is the Participant's surviving spouse, the date by which distribution must commence under (c) in the preceding paragraph shall be the date the Participant would have attained age 70 1/2. If the surviving spouse dies before distribution to the spouse begins, this section shall apply as if the surviving spouse were the Participant. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time that payment first commences without further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

VII.     DEFERRED DISTRIBUTION

         A Participant may elect to defer payment of the portion of his or her Account attributable to participation in the Miracle-Gro 401(k) Plan. However, the entire interest of the Participant must be distributed, or begin to be distributed, no later that the Participant's required beginning date. The required beginning date of a retired Participant is the first day of April following the calendar year in which such individual attains age 70-1/2, except as otherwise elected in accordance with Appendix A of the Miracle-Gro 401(k) Plan (applicable to pre-TEFRA Section 242 elections).

                                   APPENDIX B
                     HYPONEX CORPORATION PROFIT SHARING PLAN


I.       MERGER

         Effective as of December 31, 1997, the Hyponex Corporation Profit Sharing Plan (the "Hyponex Plan") is merged into this Plan. On and after such date:

         (a) Assets and liabilities of the Hyponex Plan shall be transferred to this Plan.

         (b) Each person with an account balance under the Hyponex Plan shall have an Account under this Plan.

         (c) Each participant in the Hyponex Plan who is employed on December 31, 1997 shall become a Participant in this Plan on December 31, 1997.

Notwithstanding, assets may continue to be invested under the terms of the Hyponex Plan until it is administratively practicable to transfer assets to the Investment Funds.

II.      ELIGIBILITY AND VESTING

         All years of service under the Hyponex Plan shall count as Years of Eligibility Service and Years of Vesting Service under this Plan. The Hyponex Profit Sharing Account balance of a participant in the Hyponex Plan who becomes a Participant on December 31, 1997 shall vest as provided under this Plan. However, the Hyponex Profit Sharing Account balance of a participant in the Hyponex Plan who terminated employment before December 31, 1997 shall vest under the terms of the Hyponex Plan as in effect when he or she terminated employment.

III.     ADDITIONAL FORMS OF DISTRIBUTION

         (a) Notwithstanding anything in the Plan to the contrary, at the time a Participant becomes entitled to receive any complete distribution of his or her vested Account balance (at or after retirement or other termination of employment), payment of the portion of the Participant's vested Account balance which is attributable to participation in the Hyponex Plan shall be made: (i) in the automatic form of payment described in paragraph (b) which is applicable to the Participant; or (ii) in one of the optional methods of payment elected by such Participant or Beneficiary pursuant to paragraph (c).

         (b) Unless an optional form of payment is elected by a Participant under paragraph (c) pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, the portion of a married Participant's vested Account balance which is attributable to participation in the Hyponex Plan shall be paid in the form of a Qualified Joint and Survivor

Annuity. Unless an optional form of payment is elected by a Participant under paragraph (c) within the 90-day period ending on the Annuity Starting Date, the portion of an unmarried Participant's vested Account balance which is attributable to participation in the Hyponex Plan shall be paid in the form of an annuity for his life.

         (c) A Participant may elect, subject to the provisions of paragraph
(b), to receive of the portion of his or her vested Account balance which is attributable to participation in the Hyponex Plan in any one of the following methods of payment:

                  (i) any form permitted under Section 8.1;

                 (ii) for a Participant who does not have a spouse, an annuity for the life of the Participant; or

                (iii) for a Participant who does have a spouse, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is equal to 100% of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

IV.      DISTRIBUTIONS AFTER DEATH

         If a Participant dies with a surviving spouse either before retirement or after retirement, but before distribution of his or her vested Account balance has commenced, the portion of the Participant's vested Account balance attributable to participation in the Hyponex Plan shall be distributed to his or her surviving spouse in the form of a Qualified Preretirement Survivor Annuity. However, if during an Election Period the spouse consents to an alternate Beneficiary or form pursuant to a Qualified Election, such death benefit shall be distributed to the alternate Beneficiary or in the alternate form. Further, if the spouse elects to waive payment a Qualified Preretirement Survivor Annuity after the Participant's death, the death benefit shall be distributed to the spouse in another optional form as selected by the spouse.


V.       DEFINITIONS

         The following definitions shall apply for purposes of this Appendix:

         "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or in any other form.

         "Election Period" means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation.

         "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without the consent of the spouse (or the spouse expressly permits designations by the Participant without any further consent of the spouse); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without consent of the spouse (or the spouse expressly permits designations by the Participant without any further consent of the spouse). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of a Participant with a survivor annuity for the life of the spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

         "Qualified Preretirement Survivor Annuity" means an annuity for the life of the surviving spouse of a Participant.

                                   APPENDIX C
                  SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY
                 SALARIED EMPLOYEES SAVINGS AND INVESTMENT PLAN


I.       MERGER

         Effective as of December 31, 1997, the Scotts-Sierra Horticultural Products Company Salaried Employees Savings and Investment Plan (the "Sierra Plan") is merged into this Plan. On and after such date:

         (a) Assets and liabilities of the Sierra Plan shall be transferred to this Plan.

         (b) Each person with an account balance under the Sierra Plan shall have an Account under this Plan.

         (c) Each participant in the Sierra Plan who is employed on December 31, 1997 shall become a Participant in this Plan on December 31, 1997.

Notwithstanding, assets may continue to be invested under the terms of the Sierra Plan until it is administratively practicable to transfer assets to the Investment Funds.

II.      ELIGIBILITY AND VESTING

         All years of service under the Sierra Plan shall count as Years of Eligibility Service and Years of Vesting Service under this Plan.

III.     ADDITIONAL FORM OF DISTRIBUTION

         Notwithstanding anything in the Plan to the contrary, if (and only if) a Participant withdraws 100% of his or her After-Tax Account and Rollover Account, the Participant may withdraw some or all of his or her Matching Contributions which:

         (a) were made to the Participant's Account before December 31, 1997;
and

         (b) have been held in the Participant's Account for at least two years.

Other Matching Contributions (and earnings on Matching Contributions) cannot be withdrawn. The Administrative Committee may establish a reasonable charge to defray the expense of processing such withdrawals.